Exhibit 99.1

Contact: Richard Petrocelli

Saratoga Investment Corp.

212-906-7800

Roland Tomforde

Broadgate Consultants

212-232-2222

Saratoga Investment Corp. Announces Fiscal Second Quarter 2013 Financial Results

NEW YORK, N.Y., Oct. 15, 2012 — Saratoga Investment Corp. (NYSE:SAR) (“Saratoga Investment” or “the Company”), a business development company, today announced financial results for its 2013 fiscal second quarter.

Operating Results

For the fiscal quarter ended August 31, 2012, Saratoga Investment reported net investment income of $1.3 million or $0.34 on a weighted average per share basis, and net gain on investments of $3.6 million, or $0.92 on a weighted average per share basis, resulting in an increase in net assets from operations of $4.9 million, or $1.26 on a weighted average per share basis.  The $3.6 million net gain on investments was comprised of $3.3 million in net unrealized appreciation on investments and $0.3 million in net realized gains from investments.

Net asset value (“NAV”) was $105.4 million as of August 31, 2012, compared to $100.6 million as of May 31, 2012 and $97.4 million as of February 29, 2012.  NAV per share was $27.20 as of August 31, 2012 and $25.94 as of May 31, 2012 and $25.12 as of February 29, 2012.

Christian L. Oberbeck, Chairman, Chief Executive Officer and President of Saratoga Investment, said, “Our growing pipeline and financial strength enabled us to make another $14.9 million of investments in new and existing portfolio companies during the quarter, and we have maintained the improving trend in credit quality of the overall portfolio as we have increased both the amount and proportion of internally rated strong credits.  We continue to see opportunities for investment in leveraged loans and mezzanine debt issued by U.S. middle-market companies.”

Portfolio and Investment Activity

As of August 31, 2012, the fair value of Saratoga Investment’s investment portfolio was $115.7 million, principally invested in 22 portfolio companies and one collateralized loan obligation fund (the “CLO”). The overall portfolio composition consisted of 49.8% of first lien term loans, 8.5% of second lien term loans, 9.2% of senior secured notes, 1.7% of unsecured notes, 23.4% of subordinated notes of the CLO and 7.4% of common equity.  At the end of the 2013 fiscal second quarter the Company had no investments in senior unsecured loans.

During the 2013 fiscal second quarter, Saratoga Investment invested $14.9 million in new or existing portfolio companies and had $10.0 million in aggregate amount of exits and repayments on its investments, resulting in net investments of $4.9 million for the period.

As of August 31, 2012, the weighted average current yield on Saratoga Investment’s first lien term loans, second lien term loans, senior secured notes, unsecured notes and the CLO subordinated notes were 10.3%, 11.4%, 16.3%, 20.3%, and 23.0%, respectively, which resulted in an aggregate weighted average current yield of 13.3%.

Liquidity and Capital Resources

As of August 31, 2012, Saratoga Investment had $14.9 million in outstanding borrowings under its $45 million senior secured revolving credit facility with Madison Capital Funding LLC.  In addition Saratoga had an aggregate of $0.7 million and $5.7 million in cash and cash equivalents, including reserve accounts, at August 31, 2012 respectively.  The Company is required to use the amounts held in cash and cash equivalents, reserve accounts to pay interest expense, reduce borrowings or pay other amounts in accordance with the terms of its senior secured revolving credit facility.  As of August 31, 2012, the Company’s Small Business Investment Company (“SBIC”) subsidiary had $25 million in regulatory capital and no SBIC debentures outstanding.

2013 Fiscal Second Quarter Conference Call/Webcast Information [NEED UPDATE]

When:  Oct. 15, 2012 at 4:15 p.m.  Eastern Time (ET)

Call:  Interested parties may participate by dialing (877) 312-9208 (U.S. and Canada) or (678) 224-7872 (outside U.S. and Canada).

A replay of the call will be available from 7:00 p.m. ET on Oct. 15, 2012 through 11:59 p.m. ET on Oct. 22, 2012 by dialing (800) 585-8367 (U.S. and Canada) or (404) 537-3406 (outside U.S. and Canada). Passcode for both replay numbers is 42760760.

Webcast: Interested parties may also access a simultaneous webcast of the call by going to http://ir.saratogainvestmentcorp.com/events.cfm.

About Saratoga Investment Corp.

Saratoga Investment Corp. is a specialty finance company that provides customized financing solutions to U.S. middle-market businesses.  The Company invests primarily in mezzanine debt, leveraged loans and, to a lesser extent, equity to provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors.  Saratoga Investment Corp.’s objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from its debt and equity investments.  Saratoga Investment Corp. has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 and is externally-managed by Saratoga Investment Advisors, LLC, an SEC-registered investment advisor focusing on credit-driven strategies.  Within the BDC, Saratoga manages both an SBIC-licensed subsidiary and a $400 million Collateralized Loan Obligation (CLO) fund.  These diverse funding sources, combined with a permanent capital base, enable Saratoga to offer a broad range of financing solutions.

Forward Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements are subject to risks and uncertainties and other factors enumerated in this press release and the filings Saratoga Investment Corp. makes with the SEC.  Saratoga Investment Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Statements

Saratoga Investment Corp.

Consolidated Statements of Assets and Liabilities

	As of
	August 31, 2012	February 29, 2012
	(unaudited)
ASSETS

Investments at fair value
Non-control/non-affiliate investments (amortized cost of $90,404,979 and $73,161,722, respectively)	$88,559,307	$69,513,434
Control investments (cost of $21,567,800 and $23,540,517, respectively)	27,098,581	25,846,414
Total investments at fair value (amortized cost of $111,972,779 and $96,702,239, respectively)	115,657,888	95,359,848
Cash and cash equivalents	674,057	1,325,698
Cash and cash equivalents, reserve accounts	5,737,872	25,534,195
Outstanding interest rate cap at fair value (cost of $0 and $131,000, respectively)	—	75
Interest receivable, (net of reserve of $416,522 and $273,361, respectively)	2,052,811	1,689,404
Deferred credit facility financing costs, net	1,487,009	1,199,490
Management fee receivable	227,917	227,581
Other assets	59,096	94,823
Receivable from unsettled trades	—	59,511
Total assets	$125,896,650	$125,490,625

LIABILITIES
Revolving credit facility	$14,850,000	$20,000,000
Payable for unsettled trades	—	4,072,500
Management and incentive fees payable	4,051,383	2,885,670
Accounts payable and accrued expenses	1,074,176	704,949
Interest and credit facility fees payable	186,930	53,262
Due to manager	292,202	394,094
Total liabilities	$20,454,691	$28,110,475

NET ASSETS
Common stock, par value $.001, 100,000,000 common shares authorized, 3,876,661 and 3,876,661 common shares issued and outstanding, respectively	$3,877	$3,877
Capital in excess of par value	161,644,426	161,644,426
Distribution in excess of net investment income	(11,333,032)	(13,920,068)
Accumulated net realized loss from investments and derivatives	(48,558,419)	(48,874,767)
Net unrealized appreciation (depreciation) on investments and derivatives	3,685,107	(1,473,318)
Total Net Assets	105,441,959	97,380,150

Total liabilities and Net Assets	$125,896,650	$125,490,625

NET ASSET VALUE PER SHARE	$27.20	$25.12

Saratoga Investment Corp.

Consolidated Statements of Operations

	For the three months ended August 31		For the six months ended August 31
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

INVESTMENT INCOME
Interest from investments
Non-control/Non-affiliate investments	$2,419,758	$1,836,643	$4,484,743	$3,334,532
Control investments	1,094,681	1,050,486	2,140,466	1,940,063
Total interest income	3,514,439	2,887,129	6,625,209	5,274,595
Interest from cash and cash equivalents	1,791	1,100	4,637	5,248
Management fee income	500,225	503,803	1,000,065	1,010,171
Other income	146,834	145,908	152,560	145,908
Total investment income	4,163,289	3,537,940	7,782,471	6,435,922

EXPENSES
Interest and credit facility financing expenses	653,025	309,911	1,278,728	679,821
Base management fees	504,802	411,468	963,610	809,932
Professional fees	293,483	632,237	639,322	925,865
Administrator expenses	250,000	240,000	500,000	480,000
Incentive management fees	869,403	(1,058,378)	1,299,674	(336,653)
Insurance	130,308	146,699	260,615	303,681
Directors fees and expenses	51,000	51,000	102,000	102,000
General & administrative	97,022	82,859	148,363	169,213
Other expense	—	1,880	3,123	3,190
Total expenses	2,849,043	817,676	5,195,435	3,137,049

NET INVESTMENT INCOME	1,314,246	2,720,264	2,587,036	3,298,873

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain (loss) from investments	268,718	(105,967)	447,348	(7,959)
Net realized loss from derivatives	—	—	(131,000)	—
Net unrealized appreciation (depreciation) on investments	3,288,078	(4,337,470)	5,027,500	705,665
Net unrealized appreciation (depreciation) on derivatives	—	(4,732)	130,925	(15,274)
Net gain (loss) on investments	3,556,796	(4,448,169)	5,474,773	682,432

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$4,871,042	$(1,727,905)	$8,061,809	$3,981,305

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE	$1.26	$(0.53)	$2.08	$1.22

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	3,876,661	3,277,077	3,876,661	3,277,077

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